January 24, 2000



To:   Michael L. Omer, Consultant
      14403 Broadgreed Drive
      Houston, Texas  77079

RE:   Consulting Agreement

Dear Mr. Omer:

     Please allow this letter to outline the terms of our consulting agreement between Lakota Technologies, Inc. (the "Company") and Michael L. Omer (the " Consultant"). Consultant has been retained beginning on the date hereof and continuing until March 31, 2000, to provide services to the Company in the areas of corporate consulting, records management, regulatory matters and corporate management services.

     As consideration for these services, Consultant shall receive an aggregate of 450,000 shares of Company common stock, to be registered on Form S-8 as soon as reasonably practicable.

For and on behalf of Company,
Lakota Technologies, Inc.

/s/ Patrick C. Morgan
By:  Cody Morgan, Corporate Secretary
     and Director


                                    Agreed and accepted by Consultant:


                                     /s/ Michael L. Omer
                                     By:  Michael L. Omer